              UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 19, 2019

 NETGEAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive
San Jose, CA 95134
(Address, including zip code, of principal executive offices)

(408) 907-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 19, 2019, Julie A. Shimer informed the Board of Directors (the “Board”) of NETGEAR, Inc. (“NETGEAR”) of her decision not to stand for re-election to the Board at the 2019 Annual Meeting of Stockholders and to retire as a member of the Board at the end of her current term. There are no disagreements between NETGEAR and Dr. Shimer that caused or contributed to her decision not to stand for re-election.

Item 8.01 Other Events

On April 19, 2019, NETGEAR issued a press release announcing the date, time and location of its 2019 Annual Meeting of Stockholders. This meeting will be held at 10:00 a.m. PDT on Thursday, May 30, 2019 at NETGEAR’s corporate headquarters in San Jose, California. The text of this press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated April 19, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2019

NETGEAR, INC.

By:	/s/ Andrew W. Kim
Andrew W. Kim
Senior Vice President, Corporate Development,
General Counsel and Secretary